Exhibit 99.1

INNODATA INC. ADOPTS NEW STOCKHOLDER RIGHTS PLAN

NEW YORK, January 2, 2013 – INNODATA INC. (NASDAQ: INOD) today announced that its Board of Directors has adopted a stockholder rights plan to replace a prior rights plan that expired on December 26, 2012. At Innodata’s 2013 Annual Meeting of Stockholders, stockholders will be asked to vote on a proposal to approve the new rights plan. If stockholders do not approve the rights plan, the plan will terminate when the results of the meeting are certified. Otherwise, the rights plan will terminate on January 13, 2016.

The rights plan provides for a 20% stock ownership threshold at which rights under the plan may become exercisable, and contemplates the exemption at the request of stockholders of certain qualifying takeover offers. It is designed to assist Innodata's Board in protecting Innodata and its stockholders from takeover tactics that the Board considers abusive. The rights plan is not being adopted in response to any specific takeover proposal.

The rights plan and a summary of its terms will be included in a Form 8-K that Innodata will file with the Securities and Exchange Commission.

Innodata Inc. (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information. Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world's preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine's EContent 100, KMWorld Magazine's 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals' (IAOP) Global Outsourcing Top 100, D&B India's Leading ITeS and BPO Companies and the Black Book of Outsourcing's Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "project," "head start," "believe," "expect," "should," "anticipate," "indicate," "point to," "forecast," "likely", "optimistic" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

Exhibit 99.1

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that our Innodata Advanced Data Solutions segment is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the Company's contracts with its Content Services segment customers and the ability of the customers to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of customers; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Actual results may differ significantly.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain
Vice President
Innodata Inc.
rjain@innodata.com
(201) 371-8024